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                                                                 eGlobe, Inc.


Exhibit 16.  LETTER RE: CHANGE IN CERTIFYING ACCOUNTANT
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February 9, 2001


Securities and Exchange Commission
450 Fifth Street NW

Washington, DC 20549

RE: eGlobe, Inc.

Ladies and Gentlemen:

We have read, and agree with, the description of the resignation and other comments attributed to BDO Seidman, LLP set forth in Item 4 of Form 8-K/A dated February 9, 2001 of eGlobe, Inc.

Very truly yours,

/S/  BDO Seidman, LLP
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BDO Seidman, LLP